Exhibit 10.13.1

SUPPLEMENT NUMBER ONE

TO

FIDUCIARY INVESTMENT SERVICES AGREEMENT

between

The Northern Trust Company, Northern Trust Investments, N.A.

and

ABA Retirement Funds

WHEREAS, The Northern Trust Company, an Illinois Banking Corporation (“Northern Trust”), Northern Trust Investments, N.A., a national banking association (“NTI”) and the ABA Retirement Funds, an Illinois not-for-profit corporation (“ABA RF”) have heretofore entered into a Fiduciary Investment Services Agreement (“FISA”), dated August 15, 2008, pursuant to which Northern Trust and NTI agreed to provide trustee, fiduciary and investment management services with respect to the ABA Retirement Funds Program (the “Program”), effective July 1, 2009 or such other date as may be agreed to by the parties thereto;

WHEREAS, pursuant to an Administrative and Investment Services Agreement dated for January 1, 2002, as amended (“AISA”) between State Street Bank and Trust Company, a Massachusetts banking corporation (“State Street Bank”) and ABA RF, State Street Bank currently is obligated to provide similar services for the Program;

WHEREAS, State Street Bank and ABA RF have agreed to amend AISA so that, effective on the date hereof, certain fiduciary and investment services provided by State Street shall be based on recommendations by Northern Trust, provided, however, that Northern Trust, NTI, State Street Bank, State Street Bank and Trust Company of New Hampshire, a New Hampshire trust company (“State Street”), Northern Trust and NTI, enter into a Succession and Assignment Agreement of even date hereof (the “Succession Agreement”) in a form acceptable to ABA RF.

WHEREAS, Northern Trust, NTI and ABA RF desire to amend the FISA Agreement to take into account the parties’ agreements as described above.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein after set forth, the parties hereto agree as follows:

1. All capitalized terms used but not defined herein shall have the respective meaning assigned thereto by FISA.

2. Notwithstanding any provision of FISA to the contrary, the Effective Date, as defined in Section 1.13 of FISA, shall be the “Effective Date” under the Succession Agreement (hereinafter, the “Succession Agreement Effective Date”), but not later than September 30, 2011, or, if AISA has not been terminated on September 30, 2011, such later date on which AISA terminates pursuant to the terms thereof as so in effect.

3. Prior to the Effective Date, as modified by this Supplement, Northern Trust and NTI shall not be obligated to provide the services described in FISA to the extent such services are to be provided by Northern Trust or NTI as Trustee or as trustee of the ABA Members Collective Trust, including, but not limited to the obligations under Sections 2.01, 2.06, 2.07, 2.09, 2.10, 2.11 3.02, 4.01, 4.02, 7.04, 9.08, 9.09.

4. Nothing in this Supplement shall relieve Northern Trust of its obligations under Article 2 or Section 3.01 of FISA as they relate to the selection, monitoring and termination of Investment Advisors, and the selection of Investment Options or its obligations to maintain the Program Investment Policy, provided, however, effective May 1, 2009 and prior to the Effective Date, as modified by this Supplement, Northern Trust shall be obligated to provide recommendations to State Street, as trustee of the ABA Members Collective Trust, regarding Investment Advisors and Investment Options instead of the obligations of Northern Trust and NTI, as Trustee and as trustee of the ABA Members Collective Trust, contained in FISA, to select Investment Options and to select and engage Investment Advisors, except that Northern Trust shall not be responsible for recommendations regarding the following Investment Options described in the Registration Statement on Form S-1 for the ABA Members Collective Trust on May 22, 2009: (i) the index portion of the Large Cap Equity Fund; (ii) the index portions of the Small-Mid Cap Equity Fund and the All Cap Equity Index Fund; or (iii) the various Funds identified as Retirement Date Funds. Northern Trust shall provide to State Street and ING reasonable advance notice of any proposed changes in any such recommendations so that State Street and ING can carry out their respective obligations with respect thereto. Northern Trust hereby acknowledges that in performing the services required under FISA as modified by the Supplement, it shall be the “Investment Fiduciary” as defined in Section 1.27 of AISA.

5. Prior to the Effective Date, as modified by this Supplement, Northern Trust shall not be obligated to carry out the obligations required by Article 4 and Section 3.02.

6. Prior to the Effective Date, as modified by this Supplement, the fees payable to Northern Trust shall not be as set forth Appendix C to FISA, but shall be, effective July 1, 2009, $250,000 payable as of July 31, 2009, plus an annual fee of $500,000. Such annual fee shall be accrued daily and paid monthly. On and after the Effective Date, as modified by this Supplement, the fees payable to Northern pursuant to FISA shall as set forth in Appendix C thereto, unless otherwise agreed to by the parties.

7. All provisions of FISA not expressly identified herein shall effective July 1, 2009, remain in full force and effect as if this Supplement had not been executed, except to the extent such provisions are applicable only to Northern Trust’s obligations to serve as Trustee or as trustee of the ABA Members Collective Trust prior to the Effective Date, as amended by this Supplement.

8. Upon and after the Effective Date, as modified by this Supplement, FISA shall become fully effective, without regard to this Supplement, as if such date were the initial Effective Date under FISA, and all time periods under FISA that refer to the Effective Date shall begin on the Effective Date, as modified by this Supplement.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers on this 29th day of June, 2009, effective as of May 1, 2009, except to the extent otherwise provided herein.

THE NORTHERN TRUST COMPANY

By:	/s/ Alan W. Robertson
Title:	Senior Vice President

NORTHERN TRUST INVESTMENTS, N.A.

By:	/s/ Alan W. Robertson
Title:	Director

ABA RETIREMENT FUNDS

By:	/s/ Harry L. Hathaway
Title:	President